Exhibit 99.1

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Joshua Weisser

Attorneys for the Motors Liquidation Company GUC Trust

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------------------------x
In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : : : : :	Chapter 11 Case No. 09-50026 (REG) (Jointly Administered)
--------------------------------------------------------------x

MOTORS LIQUIDATION COMPANY GUC TRUST

QUARTERLY GUC TRUST REPORTS AS OF JUNE 30, 2012

The Motors Liquidation Company GUC Trust (the “GUC Trust”), by its undersigned counsel, pursuant to the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated June 11, 2012 and between the parties thereto (as amended, the “GUC Trust Agreement”) and in accordance with Paragraph 31 of the order of this Court dated March 31, 2011 confirming the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation dated March 18, 2011 of Motors Liquidation Company and its affiliated post-effective date debtors (the “Confirmation Order”), hereby files the following for the most recently ended fiscal quarter of the GUC Trust.

Financial statements required under Section 6.2(b) of the GUC Trust Agreement for the fiscal quarter ended June 30, 2012 are annexed hereto as Exhibit A.

The quarterly variance report as described in the third sentence of Section 6.4 of the GUC Trust Agreement for the fiscal quarter ended June 30, 2012, in accordance with the Order Authorizing the GUC Trust Administrator to Liquidate New GM Securities for the Purpose of Funding Fees, Costs and Expenses of the GUC Trust and the Avoidance Action Trust, dated March 8, 2012, is annexed hereto as Exhibit B.

The GUC Trust has no officers, directors or employees. The GUC Trust and Wilmington Trust Company, solely it its capacity as trustee and trust administrator (the “GUC Trust Administrator”), rely solely on receiving accurate information, reports and other representations from GUC Trust professionals and other service providers to the GUC Trust. In submitting these GUC Trust Reports and executing any related documentation on behalf of the GUC Trust, the GUC Trust Administrator has relied upon the accuracy of such reports, information and representations.

Dated: New York, New York

August 14, 2012

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams
Matthew J. Williams
Joshua Weisser
200 Park Avenue
New York, NY 10166-0193 (212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust

EXHIBIT A

Motors Liquidation Company GUC Trust

Condensed Financial Statements

Quarter Ended June 30, 2012

Motors Liquidation Company GUC Trust

Condensed Financial Statements

PART I – FINANCIAL INFORMATION

Item 1.	Financial Statements.

Motors Liquidation Company GUC Trust

CONDENSED STATEMENTS OF NET ASSETS IN LIQUIDATION

(LIQUIDATION BASIS)

June 30, 2012

(Dollars in thousands)

	June 30, 2012	March 31, 2012
	Unaudited
ASSETS
Cash and Cash Equivalents	$336	$38,396
Marketable Securities	83,208	86,571
Holdings of New GM Securities	1,068,464	1,530,262
Other Assets & Deposits	2,624	2,662

TOTAL ASSETS	1,154,632	1,657,891

LIABILITIES
Accounts Payable & Other Liabilities	10,136	26,276
Liquidating Distributions Payable	39,711	31,720
Deferred Tax Liability	—	108,583
Avoidance Action Trust Funding Obligation	—	13,715
Reserves for Residual Wind Down Claims	31,115	32,247
Reserves for Expected Costs of Liquidation	66,304	76,111

TOTAL LIABILITIES	147,266	288,652

NET ASSETS IN LIQUIDATION	$1,007,366	$1,369,239

See Accompanying Notes to Condensed Financial Statements.

Motors Liquidation Company GUC Trust

CONDENSED STATEMENTS OF CHANGES IN NET ASSETS IN LIQUIDATION (LIQUIDATION BASIS)

(Dollars in thousands)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
Net Assets in Liquidation, beginning of period	$1,369,239	$—

Increases (decreases) in net assets in liquidation:
Transfer of interest in securities due from Motors Liquidation Company	—	9,900,699
Additions (net) to reserves for Expected Costs of Liquidation	(720)	(5,657)
Liquidating distributions of securities	(19,842)	(7,736,781)
Net change in fair value of holdings of New GM Securities	(449,947)	(12,317)
Interest income	53	29
Income tax benefit	108,583	—

Net increase (decrease) in net assets in liquidation	(361,873)	2,145,973

Net Assets in Liquidation, end of period	$1,007,366	$2,145,973

See Accompanying Notes to Condensed Financial Statements.

Motors Liquidation Company GUC Trust

CONDENSED STATEMENTS OF CASH FLOWS (LIQUIDATION BASIS)

(Dollars in thousands)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
Cash flows from (used in) operating activities
Cash receipts from interest	$31	$26
Cash paid for professional fees, governance costs and other administrative costs	(15,126)	(1,618)
Cash paid for Residual Wind-Down Claims	(1,132)	—

Net cash flows (used in) operating activities	(16,227)	(1,592)
Cash flows from (used in) investing activities
Cash used to purchase marketable securities	(63,521)	(137,108)
Cash from maturities and sales of marketable securities	55,403	86,192

Net cash flows (used in) investing activities	(8,118)	(50,916)
Cash flows from (used in) financing activities
Cash transfer from Motors Liquidation Company to fund Expected Costs of Liquidation	—	52,734
Cash transferred to the Avoidance Action Trust	(13,715)	—

Net cash flows from (used in) financing activities	(13,715)	52,734

Net increase (decrease) in cash and cash equivalents	(38,060)	226

Cash and cash equivalents, beginning of period	38,396	—

Cash and cash equivalents, end of period	$336	$226

The GUC Trust has not presented a reconciliation from net income to cash flow from operations. As an entity in liquidation, the GUC Trust does not have continuing operations that result in the measurement of net income as that term is used by generally accepted accounting principles to measure results of operations.

See Accompanying Notes to Condensed Financial Statements.

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

1. Description of Trust and Reporting Policies

The Motors Liquidation Company GUC Trust (“GUC Trust”) is a successor to Motors Liquidation Company (formerly known as General Motors Corp.) (“MLC”) within the meaning of Section 1145 of the United States Bankruptcy Code (“Bankruptcy Code”). The GUC Trust holds, administers and directs the distribution of certain assets pursuant to the terms and conditions of the Motors Liquidation Company GUC Trust Agreement (the “GUC Trust Agreement”), dated as of March 30, 2011 and as amended from time to time, and pursuant to the Second Amended Joint Chapter 11 Plan (the “Plan”), dated March 18, 2011, of MLC and its debtor affiliates (collectively, along with MLC, the “Debtors”), for the benefit of holders of allowed general unsecured claims against the Debtors (“Allowed General Unsecured Claims”).

The GUC Trust was formed on March 30, 2011, as a statutory trust under the Delaware Statutory Trust Act, for the purposes of implementing the Plan and distributing the GUC Trust’s distributable assets. The Plan generally provides for the distribution of certain shares of common stock (“New GM Common Stock”) of the new General Motors Company (“New GM”) and certain warrants for the purchase of shares of such stock (the “New GM Warrants”, and together with the “New GM Common Stock”, the “New GM Securities”) to holders of Allowed General Unsecured Claims pro rata by the amount of such claims. In addition, the Plan provides that each holder of an Allowed General Unsecured Claim will obtain, in the form of GUC Trust Units (as defined below), a contingent right to receive, on a pro rata basis, additional shares of New GM Common Stock and New GM Warrants (if and to the extent such New GM Common Stock and New GM Warrants are not required for the satisfaction of previously Disputed General Unsecured Claims (as defined below) or liquidation for the payment of the expenses of the GUC Trust) and cash, if any, remaining at the dissolution of the GUC Trust.

The GUC Trust exists solely for the purpose of resolving claims, distributing New GM Securities and winding down the affairs of MLC, all in accordance with a plan of liquidation of MLC approved by the Bankruptcy Court. Accordingly, the GUC Trust has prepared the accompanying financial statements on the liquidation basis of accounting in accordance with accounting principles generally accepted in the United States. Under the liquidation basis of accounting, assets are stated at their estimated net realizable value, which is the non-discounted amount of cash into which an asset is expected to be converted in the due course of business less direct costs, while liabilities are reported at their estimated settlement amount, which is the non-discounted amount of cash expected to be paid to liquidate an obligation in the due course of business, including direct costs. Additionally, under the liquidation basis of accounting, a reserve has been established for estimated costs expected to be incurred during the liquidation (exclusive of interest expense). Such costs are accrued when they are both estimable and probable. These estimates are periodically reviewed and adjusted as appropriate. The valuation of assets at net realizable value and liabilities at anticipated settlement amount represent estimates, based on present facts and circumstances known to the GUC Trust Administrator, and are subject to change.

As described above, the beneficiaries of the GUC Trust are future and, to the extent their liquidating distributions have not yet been paid to them, current holders of Allowed General Unsecured Claims and future and current holders of GUC Trust Units (“Trust Beneficiaries”). As Disputed General Unsecured Claims are resolved and allowed and thereby become Allowed General Unsecured Claims, the holders thereof become entitled to receive liquidating distributions of New GM Securities and GUC Trust Units pro rata by the amount of such Claims and, upon such occurrence, the GUC Trust incurs an obligation to distribute such securities. Accordingly, liquidating distributions payable are recorded (at the fair value of such New GM Securities) as of the end of the period in which the Disputed General Unsecured Claims are resolved as Allowed General Unsecured Claims. Similarly, to the extent potential Avoidance Action General Unsecured Claims were to arise (and would become allowed) in the manner described in Note 2, liquidating distributions payable would be recorded for the New GM Securities (at fair value) that would become distributable to holders of Avoidance Action General Unsecured Claims upon such occurrence. Prior to the resolution and allowance of Disputed General Unsecured Claims (or potential Avoidance Action General Unsecured Claims), liabilities are not recorded for the conditional obligations associated with Disputed General Unsecured Claims. Rather, the beneficial interests of Trust Beneficiaries in the residual assets of the GUC Trust are reflected in Net Assets in Liquidation of the GUC Trust in the accompanying financial statements.

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

The accompanying (a) condensed statement of net assets in liquidation at March 31, 2012, which has been derived from audited financial statements, and (b) the unaudited interim condensed financial statements have been prepared in accordance with the instructions to Form 10-Q and, therefore, do not include all information and footnotes required by accounting principles generally accepted in the United States of America (U.S. GAAP) for complete financial statements. The GUC Trust believes all adjustments, normal and recurring in nature, considered necessary for a fair presentation have been included. The changes in net assets for the three months ended June 30, 2012 are not necessarily indicative of the changes in net assets that may be expected for the full year.

The GUC Trust believes that, although the disclosures contained herein are adequate to prevent the information presented from being misleading, the accompanying interim condensed financial statements should be read in conjunction with the GUC Trust’s financial statements for the year ended March 31, 2012 included in Form 8-K filed on May 15, 2012.

The preparation of condensed financial statements in conformity with U.S. GAAP requires the GUC Trust Administrator to make estimates and assumptions that affect the reported amounts of assets at net realizable value and liabilities at anticipated settlement amounts, and are subject to change.

Changes to U.S. GAAP are made by the Financial Accounting Standards Board (FASB) in the form of accounting standards updates (ASU’s) to the FASB’s Accounting Standards Codification. The GUC Trust considers the applicability and impact of all ASU’s. ASU’s not noted herein were assessed and determined to be not applicable. Effective April 1, 2012, the GUC Trust adopted ASU No. 2011-04, “Fair Value Measurement (Topic 820)—Amendment to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” The adoption of ASU 2011-04 concerns presentation and disclosure only and did not have an impact on the GUC Trust’s net assets in liquidation or changes in net assets in liquidation.

2. Plan of Liquidation

On March 31, 2011, the date the Plan became effective (the “Effective Date”), there were approximately $29,771 million in Allowed General Unsecured Claims. In addition, as of the Effective Date, there were approximately $8,154 million in disputed general unsecured claims which reflects liquidated disputed claims and a Bankruptcy Court ordered distribution reserve for unliquidated disputed claims (“Disputed General Unsecured Claims”), but does not reflect potential Avoidance Action General Unsecured Claims (as defined below). The total aggregate amount of general unsecured claims, both allowed and disputed, asserted against the Debtors, inclusive of the potential Avoidance Action General Unsecured Claims, was approximately $39,425 million as of the Effective Date.

Pursuant to the GUC Trust Agreement, holders of Disputed General Unsecured Claims become entitled to receive a distribution of New GM Securities from the GUC Trust if, and to the extent that, such Disputed General Unsecured Claims become Allowed General Unsecured Claims. Under the GUC Trust Agreement, the GUC Trust Administrator has the authority to file objections to such Disputed General

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

Unsecured Claims and the Bankruptcy Court has extended the time by which the GUC Trust may object to Disputed General Unsecured Claims and Administrative Expenses as defined in the Plan to September 26, 2012 (which date may be further extended by application to the Bankruptcy Court). Such claims may be prosecuted through alternative dispute resolution proceedings, including mediation and arbitration (“ADR Proceedings”), if appropriate. The GUC Trust Administrator and its professionals are currently prosecuting multiple objections to Disputed General Unsecured Claims.

To the extent that all or a portion of a Disputed General Unsecured Claim is deemed invalid—or “disallowed”—by order of the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding (if applicable), or by settlement with the GUC Trust, such portion of the Disputed General Unsecured Claim that is disallowed is not entitled to a distribution from the GUC Trust (subject to any appeal rights of the claimant). However, to the extent that a Disputed General Unsecured Claim is fully resolved, and such resolution results in all or a portion of the original Disputed General Unsecured Claim being deemed valid—or “allowed”—by order of the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding (if applicable), or by settlement with the GUC Trust, such portion of the Disputed General Unsecured Claim that is allowed will be considered an Allowed General Unsecured Claim and will be entitled to a distribution from the GUC Trust as if it were an Allowed General Unsecured Claim on the Effective Date (such claims, “Resolved Disputed Claims”).

Only one Avoidance Action, captioned Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No.09-00504 (Bankr. S.D.N.Y. July 31, 2009) (the “Term Loan Avoidance Action”), was commenced prior to the statutory deadline for commencing such actions. The Term Loan Avoidance Action was commenced by the Official Committee of Unsecured Creditors of Motors Liquidation Company (the “Committee”), and seeks the return of approximately $1.5 billion that had been transferred by the Debtors (with funds advanced after the commencement of the Debtors’ Chapter 11 cases by the United States Treasury and Export Development Canada (together, the “DIP Lenders”)) to a consortium of prepetition lenders pursuant to the terms of the order of the Bankruptcy Court. On December 15, 2011, in accordance with the Plan, upon the dissolution of MLC, the Term Loan Avoidance Action was transferred to the Avoidance Action Trust (as defined below). To the extent that the trustee and trust administrator of the Avoidance Action Trust (the “Avoidance Action Trust Administrator”) is successful in obtaining a judgment against the defendant(s) to the Term Loan Avoidance Action, Allowed General Unsecured Claims will arise in the amount of any transfers actually avoided (that is, disgorged) pursuant thereto (such general unsecured claims “Avoidance Action General Unsecured Claims,” and together with Resolved Disputed Claims, the “Resolved Allowed Claims”).

It is still unclear whether any amounts actually avoided pursuant to the Term Loan Avoidance Action would be for the benefit of holders of Allowed General Unsecured Claims. On June 6, 2011, the Committee commenced a separate adversary complaint seeking a declaratory judgment that (a) the DIP Lenders are not entitled to any proceeds of the Term Loan Avoidance Action and have no interests in the trust established for the action under the Plan (the “Avoidance Action Trust”), and (b) the holders of Allowed General Unsecured Claims have the exclusive right to receive any and all proceeds of the Term Loan Avoidance Action, and are the exclusive beneficiaries of the Avoidance Action Trust with respect

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

thereto. On December 2, 2011, the Bankruptcy Court entered an order, in favor of the Committee, denying the DIP Lenders’ motions to dismiss and for summary judgment (the “Term Loan Ownership Ruling”). On December 16, 2011, the DIP Lenders appealed the Term Loan Ownership Ruling along with related rulings and decisions of the Bankruptcy Court. On July 3, 2012, the district court for the Southern District of New York vacated the Bankruptcy Court’s judgment and remanded the case to the Bankruptcy Court, with instructions for the Bankruptcy Court judge to dismiss the Committee’s complaint without prejudice for want of subject matter jurisdiction. As a result of the foregoing ruling, the rights to any recoveries on the Term Loan Avoidance Action are still disputed.

GUC Trust Distributable Assets

Pursuant to the terms of the Plan, the Bankruptcy Court authorized the distribution of 150 million shares of New GM Common Stock issued by New GM, warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $10.00 per share (“New GM Series A Warrants”), and warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $18.33 per share (“New GM Series B Warrants”), (such securities, “New GM Securities”). The New GM Securities were held by MLC for the benefit of the GUC Trust until the dissolution of MLC on December 15, 2011, at which time they were transferred to the GUC Trust.

In addition, the agreement governing the sale of substantially all of the assets of the Debtors and related sale documentation together provide that, in the event that the Bankruptcy Court enters an order that includes a finding that the estimated aggregate Allowed General Unsecured Claims against the Debtors exceed $35 billion, New GM will be required to issue additional shares of New GM Common Stock for the benefit of the GUC Trust’s beneficiaries (the “Additional Shares”). The number of Additional Shares to be issued will be equal to the number of such shares, rounded up to the next whole share, calculated by multiplying (i) 30 million shares (adjusted to take into account any stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or similar transaction with respect to such New GM Common Stock from and after the closing of such sale and before issuance of the Additional Shares) and (ii) a fraction, (A) the numerator of which is the amount by which Allowed General Unsecured Claims exceed $35 billion (such excess amount being capped at $7 billion) and (B) the denominator of which is $7 billion. No Additional Shares have been issued.

Funding for GUC Trust Costs of Liquidation

The GUC Trust has and will have certain costs to liquidate the trust assets and implement the Plan. On or about the Effective Date, pursuant to the Plan, MLC contributed approximately $52.7 million to the GUC Trust to be held and maintained by the GUC Trust Administrator (as the “GUC Trust Administrative Fund”) for the purpose of paying certain fees and expenses incurred by the GUC Trust (including fees of the GUC Trust Administrator and the GUC Trust Monitor and the fees and expenses for professionals retained by the GUC Trust) (“Wind-Down Costs”). Cash or investments from the GUC Trust Administrative Fund, if any, which remain at the winding up and conclusion of the GUC Trust must be returned to the DIP Lenders. The GUC Trust Agreement provides that if the GUC Trust Administrator determines that the GUC Trust Administrative Fund is not sufficient to satisfy the current or projected costs and expenses of the GUC Trust, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, is authorized to set-aside, or “reserve”, New GM Securities from distribution for this purpose. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the Wind-Down Costs, in most cases, with the required approval of the Bankruptcy Court. New GM Securities that

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

are reserved and/or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units, and the cash proceeds of any such sale will be classified as “Other GUC Trust Administrative Cash” under the GUC Trust Agreement. Separate from this process of reserving, or setting aside, New GM Securities to satisfy projected costs and expenses of the GUC Trust, as a matter of financial reporting, the GUC Trust records a reserve in its Statement of Net Assets in Liquidation (the source of funding of which is not addressed thereon) for all expected costs of liquidation which are estimable and probable. As a result, there is not a direct relationship between the amount of such reserve reflected in the Statement of Net Assets in Liquidation and the value of any New GM Securities that are set aside for current or projected costs. Adjustments to the Reserve for Expected Costs of Liquidation as reported in the Statement of Net Assets are recorded only when the incurrence of additional costs is both estimable and probable.

In addition, in accordance with Section 2.3(e)(i) of the GUC Trust Agreement, the GUC Trust requested the sale of 87,182 shares of New GM Common Stock and 79,256 warrants of each series of New GM Warrants by MLC in order to provide additional funds for the payment of a portion of expenses related to certain regulatory reporting requirements and other actions provided for by the GUC Trust Agreement (“Reporting Costs”), including (i) those directly or indirectly relating to reports to be filed by the GUC Trust with the Securities and Exchange Commission (the “SEC”) or otherwise pursuant to applicable rules, regulations and interpretations of the SEC, (ii) the application to the Internal Revenue Service for a private letter ruling regarding the tax treatment of the GUC Trust and the holders of Allowed General Unsecured Claims in respect to the distribution of New GM Securities, and (iii) the ownership dispute with respect to the Term Loan Avoidance Action. The sale, which occurred May 27, 2011, resulted in cash proceeds of approximately $5.7 million, which constituted Other GUC Trust Administrative Cash under the GUC Trust Agreement. These funds were previously maintained at MLC, but upon MLC’s dissolution on December 15, 2011, such funds were transferred to the GUC Trust and the Avoidance Action Trust. If the GUC Trust Administrator determines that the Other GUC Trust Administrative Cash is not sufficient to satisfy the current or projected Reporting Costs of the GUC Trust, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, is authorized to reserve New GM Securities to satisfy such costs. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the Reporting Costs, with the approval of the Bankruptcy Court. New GM Securities that are reserved or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units. Cash or permissible investments constituting Other GUC Trust Administrative Cash, including cash held to fund Reporting Costs, if any, which remain at the termination of the GUC Trust will be distributed to holders of Allowed General Unsecured Claims or holders of the GUC Trust Units, as the case may be.

On January 20, 2012, the GUC Trust Administrator filed a motion with the Bankruptcy Court seeking, in part, authority to (i) liquidate New GM Securities in an amount sufficient to generate approximately $26.5 million to fund estimated and projected GUC Trust fees, costs and expenses for 2011 and 2012 and (ii) liquidate approximately $13.7 million of New GM Securities and transfer the resulting proceeds to the Avoidance Action Trust to fund projected costs, fees and expenses of the Avoidance Action Trust. The motion was granted on March 8, 2012 pursuant to an order of the Bankruptcy Court (the “Sale Order”), and the associated New GM Securities were liquidated in March 2012. The GUC Trust received

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

approximately $26.5 million of proceeds from the liquidation of New GM Securities (which amount comprises part of the GUC Trust’s present Other GUC Trust Administrative Cash) and an additional approximately $13.7 million of proceeds from the liquidation of New GM Securities to fund projected costs of the Avoidance Action Trust. To the extent that any of the Other GUC Trust Administrative Cash is not ultimately required and is held by the GUC Trust at the time of its dissolution, such remaining Other GUC Trust Administrative Cash will be distributed by the GUC Trust to holders of Allowed General Unsecured Claims or holders of the GUC Trust Units, as the case may be. As of June 30, 2012, New GM Securities aggregating $42.9 million have been reserved, or set aside, for projected GUC Trust fees, costs and expenses to be incurred beyond 2012. Accordingly, such New GM Securities are not available for distribution to the beneficiaries of the GUC Trust Units.

The approximately $13.7 million of sale proceeds generated by the GUC Trust to fund the Avoidance Action Trust were being held by the GUC Trust at March 31, 2012 pending receipt of written confirmation from the Internal Revenue Service that the transfer of such sale proceeds would not affect its prior rulings regarding the tax characterization of (i) the 2009 section 363 sale by MLC and MLC’s subsequent liquidation and (ii) the GUC Trust as a “disputed ownership fund” within the meaning of Treasury Regulation section 1.468B-9. Such written confirmation was received on April 24, 2012, and such sale proceeds were transferred to the Avoidance Action Trust on May 14, 2012.

Funding for Potential Tax Liabilities

The GUC Trust is subject to U.S. federal income tax on realized gains from the disposition of shares of New GM Common Stock and New GM Warrants that were transferred by MLC to the GUC Trust on December 15, 2011 (such taxes, “Taxes on Distribution”). The GUC Trust Agreement provides that the GUC Trust Administrative Fund may not be utilized to satisfy any Taxes on Distribution. As such, the GUC Trust Administrator is authorized, with the approval of the GUC Trust Monitor, to reserve, or set aside, from distribution an amount of New GM Securities, the liquidated proceeds of which would be sufficient to satisfy any current or potential Taxes on Distribution. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the Taxes on Distribution, with the approval of the GUC Trust Monitor, but without the necessity of obtaining approval of the Bankruptcy Court. New GM Securities that are reserved or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units, and the cash proceeds of any such sale will be classified as “Other GUC Trust Administrative Cash” under the GUC Trust Agreement.

During the quarter ended June 30, 2012, the GUC Trust Administrator reviewed the current and potential Taxes on Distribution. As a result of such review, the GUC Trust Administrator determined that it was necessary to reserve, or set aside, New GM Securities aggregating $150.8 million for potential Taxes on Distribution (based on the highest market prices since December 15, 2011 of New GM Securities over their tax basis at June 30, 2012 reduced by current period and carryforward net operating loss and future deductible expenses at June 30, 2012). Accordingly, such New GM Securities are not currently available for distribution to the beneficiaries of GUC Trust Units. The GUC Trust Administrator intends to reevaluate the reserve, or set aside, of New GM Securities on a quarterly basis.

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

The New GM Securities transferred from MLC to the GUC Trust still held at June 30, 2012 have a tax basis of approximately $1,112 million as of June 30, 2012. Such tax basis will be used to determine the taxable gain or loss on the disposition of New GM Securities since their transfer. For financial reporting purposes, the GUC Trust recorded a deferred tax asset of $15.4 million for the tax basis of New GM Securities in excess of their fair value at June 30, 2012, fully offset by a corresponding valuation allowance. See Note 8.

MLC Wind-Down

Upon the dissolution of the Debtors, which occurred on December 15, 2011, the GUC Trust became responsible for resolving and satisfying (to the extent allowed) all remaining disputed administrative expenses, priority tax claims, priority non-tax claims and secured claims (the “Residual Wind-Down Claims”). On December 15, 2011, under the Plan, the Debtors transferred to the GUC Trust an amount of cash necessary (the “Residual Wind-Down Assets”) to satisfy the ultimate allowed amount of such Residual Wind-Down Claims, as estimated by the Debtors, and the costs, fees and expenses relating to satisfying and resolving the Residual Wind-Down Claims (the “Residual Wind-Down Expenses”).

Should the Residual Wind-Down Expenses and the Residual Wind-Down Claims be less than the Residual Wind-Down Assets aggregating $41,362,444 (including certain prepaid expenses assigned to the GUC Trust), any excess funds will be returned to the DIP Lenders. If at any time the GUC Trust Administrator determines that the Residual Wind-Down Assets are not adequate to satisfy the Residual Wind-Down Claims and Residual Wind-Down Expenses, such costs will be satisfied by Other GUC Trust Administrative Cash. If there is no remaining Other GUC Trust Administrative Cash, the GUC Trust Administrator is authorized to, with GUC Trust Monitor approval, reserve and, with Bankruptcy Court approval, sell New GM Securities to cover the shortfall. To the extent that New GM Securities are reserved and sold to obtain funding to complete the wind-down of the Debtors, such securities will not be available for distribution to the beneficiaries of the GUC Trust. Therefore, the amount of Residual Wind-Down Claims and Residual Wind-Down Expenses could reduce the assets of the GUC Trust available for distribution. After the GUC Trust has concluded its affairs, any funds remaining that were obtained from the New GM Securities sold to fund the wind-down process or the resolution and satisfaction of the Residual Wind-Down Claims will be distributed to the holders of the GUC Trust Units.

In addition, MLC transferred the remaining New GM Securities that were previously reported as Securities Due From Motors Liquidation Company to the GUC Trust and are now reported as Holdings of New GM Securities.

3. Net Assets in Liquidation

Description

Under the GUC Trust Agreement and the Plan, as described more fully in Note 1, the beneficiaries of the GUC Trust are current and future holders of Allowed General Unsecured Claims and GUC Trust Units (“Trust Beneficiaries”). Certain assets of the GUC Trust are reserved for funding the expected costs of

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

liquidation and potential tax liabilities and are not available to the Trust Beneficiaries. Other assets of the GUC Trust, primarily Holdings of New GM Securities, as described in Notes 1 and 5, are available to be distributed to the Trust Beneficiaries (“GUC Trust Distributable Assets”) in accordance with the Plan. The net assets in liquidation, presented in the accompanying condensed statement of net assets in liquidation (liquidation basis) at June 30, 2012, corresponds to the amount of GUC Trust Distributable Assets as of June 30, 2012.

Trust Units

As described in Note 1, each holder of an Allowed General Unsecured Claim will retain a contingent right to receive, on a pro rata basis, additional shares of New GM Common Stock and New GM Warrants (if and to the extent such shares of New GM Common Stock and New GM Warrants are not required for the satisfaction of previously Disputed General Unsecured Claims or liquidation for the payment of the expenses or tax liabilities of the GUC Trust) and cash, if any, remaining at the dissolution of the GUC Trust. The GUC Trust issues units representing such contingent rights (“GUC Trust Units”) at the rate of one GUC Trust Unit per $1,000 of Allowed General Unsecured Claims to each holder of an Allowed General Unsecured Claim, subject to rounding pursuant to the GUC Trust Agreement, in connection with the initial recognition of each Allowed General Unsecured Claim.

The GUC Trust makes quarterly liquidating distributions to holders of GUC Trust Units to the extent that certain previously Disputed General Unsecured Claims asserted against the Debtors’ estates are either disallowed or are otherwise resolved favorably to the GUC Trust (thereby reducing the amount of GUC Trust assets reserved for distribution in respect of such asserted claims) and the amount of Excess GUC Trust Distributable Assets (as defined in the GUC Trust Agreement) as of the end of the relevant quarter exceeds thresholds set forth in the GUC Trust Agreement.

The following presents the total GUC Trust Units which the GUC Trust issued or was obligated to issue as of June 30, 2012:

Trust Units
Total units outstanding or issuable at March 31, 2012	30,036,945
Units issued during the quarter ended June 30, 2012	113,112
Less: Units issuable at March 31, 2012	(113,114)
Add: Units issuable at June 30, 2012	121,652

Total units outstanding or issuable at June 30, 2012	30,158,595

Allowed and Disputed Claims

The total cumulative pro rata liquidating distributions ultimately received by Trust Beneficiaries is dependent upon the current amount of Allowed General Unsecured Claims and final resolution of outstanding disputed general unsecured claims, which reflect liquidated disputed claims and a Bankruptcy Court ordered reserve for unliquidated disputed claims (“Disputed General Unsecured Claims”) and

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

potential Avoidance Action General Unsecured Claims (as described in Note 2). Disputed General Unsecured Claims at June 30, 2012 reflect claim amounts at their originally filed amounts and a court ordered distribution reserve for certain claims filed without a claim amount. The Disputed General Unsecured Claims may settle at amounts that differ significantly from these amounts and at amounts that differ significantly from the historical pattern at which claims have been settled and allowed in proportion to claims resolved and disallowed. Due to the nature of the claims resolution process and estimates involved, it is at least reasonably possible that these estimates could change in the near term. As described in Note 1, prior to the resolution and allowance of Disputed General Unsecured Claims (or potential Avoidance Action General Unsecured Claims), liabilities are not recorded for the conditional obligations associated with Disputed General Unsecured Claims. Liquidating distributions payable are recorded (at the fair value of New GM Securities to be distributed) as of the end of the period in which the Disputed General Unsecured Claims are resolved as Allowed General Unsecured Claims. Similarly, to the extent potential Avoidance Action General Unsecured Claims were to arise (and would become allowed) in the manner described in Note 2, liquidating distributions payable would be recorded for the New GM Securities (at fair value) that would become distributable to holders of Avoidance Action General Unsecured Claims upon such occurrence.

The following table presents a summary of the Allowed and Disputed General Unsecured Claims and potential Avoidance Action General Unsecured Claims for the quarter ended June 30, 2012:

(in thousands)	Allowed General Unsecured Claims	Disputed General Unsecured Claims	Avoidance Action General Unsecured Claims	Maximum Amount of Unresolved Claims (1)	Total Claim Amount (2)
Total, April 1, 2012	$30,036,882	$5,205,266	$1,500,000	$6,705,266	$36,742,148
New Allowed General Unsecured Claims	121,650	—	—	—	121,650
Disputed General Unsecured Claims resolved or disallowed	—	(882,736)	—	(882,736)	(882,736)

Total, June 30, 2012	$30,158,532	$4,322,530	$1,500,000	$5,822,530	$35,981,062

(1)	Maximum Amount of Unresolved Claims represents the sum of Disputed General Unsecured Claims and Avoidance Action General Unsecured Claims.
(2)	Total Claim Amount represents the sum of Allowed General Unsecured Claims and Maximum Amount of Unresolved Claims.

4. Liquidating Distributions

Liquidating distributions in the quarter ended June 30, 2012 consisted of the following:

(in thousands)	Fair Value
Distributions during the quarter ended June 30, 2012	$11,851
Less: Liquidating distributions payable at March 31, 2012	(31,720)
Add: Liquidating distributions payable at June 30, 2012	39,711

$19,842

The distributions during the quarter ended June 30, 2012 consisted solely of distributions to holders of Resolved Disputed Claims, and holders of Allowed General Unsecured Claims who previously failed to

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but subsequently successfully fulfilled such information requirements. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of GUC Trust Units was made during the quarter.

The GUC Trust was obligated at June 30, 2012 to distribute 1,106,095 shares of New GM Stock, 1,005,465 New GM Series A Warrants and 1,005,465 New GM Series B Warrants in the aggregate to the following:(1) holders of Resolved Disputed Claims, (2) certain holders of Allowed General Unsecured Claims who had not then satisfied certain informational requirements necessary to receive these securities, and (3) holders of GUC Trust Units which were not so distributed because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold set forth in the GUC Trust Agreement.

5. Holdings of New GM Securities

At June 30, 2012, the Holdings of New GM Securities, at fair value, consisted of the following:

	Number	Fair Value (in thousands)
New GM Common Stock	29,759,760	$586,862
New GM Series A Warrants	27,054,137	298,175
New GM Series B Warrants	27,054,137	183,427

Total		$1,068,464

As described in Note 4, as of June 30, 2012, the GUC Trust had accrued liquidating distributions payable of $39.7 million in respect of the securities then distributable. As a result, the numbers of New GM Securities reflected above include shares and warrants for which a liquidating distribution was then pending. These securities for which distributions were then pending aggregated 1,106,095 New GM Common Stock, 1,005,465 Series A Warrants, and 1,005,465 Series B Warrants as of such date.

The number of common stock shares and warrants in the table above also includes New GM Securities aggregating $42.9 million reserved, or set aside, for projected GUC Trust fees, costs and expenses to be incurred beyond 2012 and $150.8 million of New GM Securities reserved, or set aside, for potential Taxes on Distribution. As a result, the numbers of New GM Securities in the table above include an aggregate of 5,395,271 shares of New GM Common Stock, 4,904,792 New GM Series A Warrants and 4,904,792 New GM Series B Warrants which have been so set aside.

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

Set forth below are the aggregate number and fair value of all such shares and warrants which are pending distribution or are reserved, or set aside, and are not available for distribution as at June 30, 2012.

	Number	Fair Value (in thousands)
New GM Common Stock	6,501,366	$128,207
New GM Series A Warrants	5,910,257	65,139
New GM Series B Warrants	5,910,257	40,072

Total		$233,418

6. Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value and the Trust’s investments are presented as provided by this hierarchy.

Level 1—In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets and liabilities that the GUC Trust has the ability to access.

Level 2—Fair value determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets or liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3—Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset. The GUC Trust had no assets or liabilities that are measured with Level 3 inputs at June 30, 2012 and March 31, 2012.

In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The GUC Trust’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

The GUC Trust also holds other financial instruments not measured at fair value on a recurring basis, including accounts payable and other liabilities. The fair value of these liabilities approximates the carrying amounts in the accompanying financial statements due to the short maturity of such instruments.

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

The following table presents information about the GUC Trust’s assets and liabilities measured at fair value on a recurring basis at June 30, 2012 and March 31, 2012, and the valuation techniques used by the GUC Trust to determine those fair values.

	June 30, 2012
(in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market funds	$336	$—	$—	$336
Marketable Securities:
Municipal commercial paper and demand notes	—	52,055	—	52,055
Corporate commercial paper	—	31,153	—	31,153
Holdings of New GM Securities:
New GM Common Stock	586,862	—	—	586,862
New GM Warrants	481,602	—	—	481,602

Total Assets	$1,068,800	$83,208	$—	$1,152,008

Liabilities:
Liquidating distributions payable	$39,711	$—	$—	$39,711

	March 31, 2012
(in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market funds	$38,396	$—	$—	$38,396
Marketable Securities:
Municipal commercial paper and demand notes	—	25,253	—	25,253
Corporate commercial paper	—	59,317	—	59,317
U.S. government agency bonds	—	2,001	—	2,001
Holdings of New GM Securities:
New GM Common Stock	770,389	—	—	770,389
New GM Warrants	759,873	—	—	759,873

Total Assets	$1,568,658	$86,571	$—	$1,655,229

Liabilities:
Liquidating distributions payable	$31,720	$—	$—	$31,720

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

The following are descriptions of the valuation methodologies used for assets measured at fair value:

•	Due to its short-term, liquid nature, the fair value of cash equivalents approximates its carrying value.

•	Holdings of New GM Securities are valued at closing prices reported on the active market on which the individual securities are traded.

•

Marketable securities include municipal commercial paper and variable demand notes, corporate commercial paper and U.S. government agency bonds. Municipal variable demand notes trade daily at par value and, therefore, their fair value is equal to par value. Due to their short term maturities, the fair value of municipal and corporate commercial paper approximates their carrying value. The fair value of U.S. government agency bonds is based on pricing models, quoted prices of securities with similar characteristics, or broker quotes.

The GUC Trust’s policy is to recognize transfers between levels of the fair value hierarchy as of the actual date of the event of change in circumstances that caused the transfer. There were no such transfers during the quarters ended June 30, 2012 and 2011.

7. Reserves for Expected Costs of Liquidation and Residual Wind-Down Claims

The following is a summary of the activity in the reserves for expected costs of liquidation, including expected reporting costs, for the three months ended June 30, 2012 and 2011:

	Three months ended June 30, 2012
(in thousands)	Reserve for Expected Wind Down Costs	Reserve for Expected Reporting Costs	Reserve for Indenture Trustee/Fiscal and Paying Agent Costs	Reserve for Avoidance Action Defense Costs	Reserve for Residual Wind Down Costs	Total Reserves for Expected Costs of Liquidation
Balance, April 1, 2012	$56,815	$13,320	$647	$1,280	$4,049	$76,111
Additions to (reductions in) reserves	(3,241)	3,961	—	—	—	720
Less liquidation costs incurred (net of reversals):
Trust Professionals	(6,491)	(1,539)	—	(40)	(799)	(8,869)
Trust Governance	(1,129)	(467)	4	—	—	(1,592)
Other Administrative Expenses	(20)	(36)	—	—	(10)	(66)

Balance June 30, 2012	$45,934	$15,239	$651	$1,240	$3,240	$66,304

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

	Three months ended June 30, 2011
(in thousands)	Reserve for Expected Wind Down Costs	Reserve for Expected Reporting Costs	Reserve for Indenture Trustee/Fiscal and Paying Agent Costs	Reserve for Avoidance Action Defense Costs	Reserve for Residual Wind Down Costs	Total Reserves for Expected Costs of Liquidation
Balance, April 1, 2011	$—	$—	$—	$—	$—	$—
Plus:
Funding for expected costs from MLC	52,734	—	—	—	—	52,734
Additions to reserve	—	5,657	—	—	—	5,657
Less liquidation costs incurred:
Trust Professionals	(8,330)	(846)	—	—	—	(9,176)
Trust Governance	(525)	—	—	—	—	(525)
Other Administrative Expenses	(70)	(78)	—	—	—	(148)

Balance June 30, 2011	$43,809	$4,733	$—	$—	$—	$48,542

During the quarter ended June 30, 2012, estimates of expected Wind-Down Costs and estimates of expected Reporting Costs (that are both probable and estimable) decreased by $3.2 million and increased by $4.0 million, respectively. During the quarter ended June 30, 2011, estimates of expected Reporting Costs increased by $5.7 million. Such revisions in the estimates were recorded as reductions in and additions to the reserves for expected costs of liquidation in such periods. The estimates of expected Wind-Down Costs at June 30, 2012 reflect the execution of a letter agreement subsequent to quarter end with the DIP lenders providing for relief from certain restrictions on utilization of Wind-Down Assets.

The following is a summary of the activity in the reserve for Residual Wind-Down Claims for the three months ended June 30, 2012:

(in thousands)	Reserve for Residual Wind Down Claims
Balance, April 1, 2012	$32,247
Less payments of claims	(1,132)

Balance June 30, 2012	$31,115

There was no reserve for Residual Wind-Down Claims prior to the dissolution of MLC on December 15, 2011.

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

8. Income Tax Benefit

The income tax benefit for the quarters ended June 30, 2012 and 2011 was determined by computing the current and deferred tax provisions for the interim periods using the GUC Trust’s statutory tax rate of 35%. An annual effective tax rate is not determinable because the GUC Trust’s only significant source of income is gains on distributions of New GM Securities, which are not determinable until realized. The components of the income tax benefit in the statements of changes in net assets in liquidation for the three months ended June 30, 2012 and 2011 are as follows:

(in thousands)	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
Current	$—	$—
Deferred	108,583	—

Total	$108,583	$—

Deferred taxes in the accompanying condensed statement of net assets at June 30, 2012 are comprised of the following components:

(in thousands)
Deferred tax assets:
Reserves for expected costs of liquidation	$21,106
Net operating losses	12,672
Tax basis in excess of fair value of holdings of New GM Securities	15,374

Total deferred tax assets	49,152
Valuation allowance	(49,152)

Net deferred tax asset	$—

Valuation allowances against deferred tax assets aggregating $49.2 million and $18.3 million were provided during the quarters ended June 30, 2012 and June 30, 2011, respectively, due to uncertainty as to whether the deferred tax assets are realizable. Realization of the deferred tax assets is solely dependent upon the generation of taxable gains upon the distribution or sale of New GM Securities in the future, which is not determinable prior to occurrence.

Motors Liquidation Company GUC Trust

Notes to Condensed Financial Statements

June 30, 2012

9. Related Party Transactions

In addition to serving as GUC Trust Administrator, Wilmington Trust Company continues to serve as trustee pursuant to the indentures for certain series of previously outstanding debt of MLC. Wilmington Trust Company has received and will continue to receive certain customary fees in amounts consistent with Wilmington Trust Company’s standard rates for such service. The Bankruptcy Court previously approved the creation of a segregated fund for the purposes of funding such fees for Wilmington Trust Company as well as the other indenture trustees and fiscal and paying agents for previously outstanding debt of MLC. There were no such fees during the quarters ended June 30, 2012 and 2011.

In addition, Wilmington Trust Company has also entered into certain arrangements with the GUC Trust pursuant to which it or its affiliates have previously received, and may in the future receive, reasonable and customary fees and commissions for services other than services in the capacity of GUC Trust Administrator. Such arrangements include the provision of custodial, investment advisory and brokerage services to the GUC Trust. The fees and commissions charged by Wilmington Trust Company and its affiliates pursuant to these arrangements are consistent with the standard fees and commissions charged by Wilmington Trust Company to unrelated third-parties in negotiated transactions. During the quarters ended June 30, 2012 and 2011, the total amount of such fees and commissions was approximately $35,000 and $51,000, respectively.

EXHIBIT B

Exhibit B

MLC GUC Trust

Wind-Down

Actual vs. Approved Budget Report

($ in thousands)

		April - June 2012 Actual (1)	April - June 2012 Budget (2)	Variance to Budget o(u)		Notes
				$	%
1	AlixPartners	$2,022.5	$2,177.1	($154.6)	(8%)
2	Lead Counsel	1,520.5	1,894.5	(374.0)	(25%)	Timing
3	ADR	476.3	2,316.3	(1,840.0)	(386%)	Under budget due to settlements in lieu of litigation
4	Nova Scotia Litigation	1,895.7	1,302.8	592.9	31%	Over budget due to complexity of litigation and timing of upcoming trial
5	Stewart McKelvey	0.0	37.5	(37.5)	0%

6	Total Professional Fees	5,915.0	7,728.2	(1,813.2)	(31%)

7	Garden City Group	181.6	180.0	1.6	1%
8	GUC Trustee Fees - Wilmington	694.4	579.0	115.4	17%	Variance driven by reimbursable expenses
9	GUC Trustee Legal-Gibson	179.8	75.0	104.8	58%	Timing and additional unanticipated work
10	Monitoring Fees	397.0	409.0	(12.0)	(3%)
11	Acctg & Tax Advisors	256.0	151.2	104.8	41%	Over budget related to the timing of the annual audit during current quarter
12	Rent/Facilities Expense	20.0	44.4	(24.4)	(122%)	Timing
13	Insurance Expense - Wind Down	25.1	0.0	25.1		Timing; budget reflects full year expense being paid in Q1 vs quarterly recognition of actual expense
14	Michigan Tax on DIP Loan	0.0	0.0	0.0	0%

15	Total Other Costs	1,753.9	1,438.6	315.3	18%

	Contingency	0.0	712.5	(712.5)	0%	Timing

16	Total GUC Trust Expenses	$7,668.9	$9,879.3	($2,210.3)	(29%)

(1)	The actual results for the GUC Trust’s Fiscal Quarter reflect expenses incurred in and accrued for the quarter ended June 30, 2012 and do not include any reconciliation with prior period accruals; as such, the presentation of actual results does not strictly comply with Generally Accepted Accounting Principles.

(2)	As revised May 2012 submitted to and approved by the DIP Lenders and Trust Monitor.